UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 16, 2011


                         CADUCEUS SOFTWARE SYSTEMS CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-144509                 98-0534794
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

42a High Street, Sutton Coldfield, West Midlands, United Kingdom    B72 1UJ
          (Address of principal executive offices)                 (Zip Code)

                                  0121 695 9585
              (Registrant's telephone number, including area code)

                               Bosco Holdings Inc.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF  INCORPORATION  OR BYLAWS;  CHANGE IN FISCAL
          YEAR

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

ITEM 7.01 REGULATION FD DISCLOSURE

On February 16, 2011, our board of directors and a majority of our stockholders approved an increase to our authorized capital, a forward stock our issued and outstanding shares of common stock on a one (1) old for eight (8) new basis and a change in name of our company. These proposed amendments were approved on February 16, 2011 by a holder of 57.25% of our common stock by way of a written consent resolution.

On February 23, 2011, the Nevada Secretary of State accepted for filing a Certificate of Amendment, wherein we have effected an amendment to our Articles of Incorporation to change our name and to increase our authorized capital. Effective March 1, 2011, we changed our name from Bosco Holdings Inc. to Caduceus Software Systems Corp. and our authorized capital increased from 75,000,000 to 400,000,000 shares of common stock, par value of $0.001.

Also effective March 3, 2011, our issued and outstanding shares increased from 26,200,000 to 209,600,000 shares of common stock, with a par value of $0.001.

The forward stock split and name change has become effective with the Over-the-Counter Bulletin Board at the opening of trading on March 3, 2011 under our new symbol "CADS". Our new CUSIP number is 12763A 109.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.1 Certificate of Amendment

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADUCEUS SOFTWARE SYSTEMS CORP.


/s/ Derrick Gidden
-----------------------------
Derrick Gidden
President and Director
Date: March 3, 2011

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